Exhibit 10.17

SECOND RENEWED NOTE

This Second Renewed Note (the “Note”) is made and effective the l5th day of January, 2016.

BETWEEN:	HERITAGE GLOBAL INC. (the “Promisor”), a corporation organized and existing under the laws of the State of Florida,
AND:	HARVEY FRlSCH (the “Holder”).

RECITALS

This Note is given as a renewal of a note for US$2,500,000 made by Promisor and dated the 19th day of June, 2014 and renewed on the 31st day of December, 2014, upon which US$2,500,000 remains due and outstanding.  Copies of the original note and the renewed note are attached hereto.

Except for the repayment obligations described below, all of the terms of the original note and the renewed note remain the same.

In further consideration of the Holder’s renewal of the original note as amended and replaced by the renewed note, the Promisor agrees to pay interest semi-annually commencing on July 15 2016, and to pay the balance due on the Note on January 1, 2017.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed as of the date first written above.

HERITAGE GLOBAL INC.

Per:	/s/ Scott A West
Authorized Party